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                                                                     EXHIBIT 1.1

                6,620,000 ORDINARY SHARES, NO PAR VALUE PER SHARE

                               UTI WORLDWIDE INC.

                             UNDERWRITING AGREEMENT

                                                               December 17, 2004


Credit Suisse First Boston LLC
Bear, Stearns & Co. Inc.,
  As Representatives ("REPRESENTATIVES") of the Several Underwriters,
    c/o Credit Suisse First Boston LLC
           Eleven Madison Avenue,
               New York, NY 10010-3629

Dear Sirs:

            1. Introductory. On the Closing Date (as defined below), United Service Technologies Limited, a British Virgin Islands corporation ("UNISERV"), as successor to Supply Solutions Limited, a British Virgin Islands corporation ("SUPPLY SOLUTIONS"), pursuant to the Merger (as defined below), will enter into, with each of Credit Suisse First Boston International ("CSFBI") and Bear Stearns International Limited ("BSIL"), certain option and loan transactions (the "COLLAR TRANSACTIONS") covering initially 6,620,000 ordinary shares (the "ORDINARY SHARES"), no par value per share, of UTi Worldwide Inc., a British Virgin Islands corporation (the "COMPANY"), which may be increased to cover up to an additional 993,000 Ordinary Shares pursuant to the terms of the Collar Transactions. In connection with hedging its exposure under the Collar Transactions, CSFBi and BSIL, or their respective affiliates (collectively, the "DEALERS") propose to borrow and sell to the several Underwriters named in
Schedule I hereto (the "UNDERWRITERS") 5,743,000 Ordinary Shares (the "FIRM SECURITIES") and up to an additional 861,000 Ordinary Shares (the "OPTIONAL SECURITIES") if the Underwriters exercise their option to cover over-allotments in connection with the underwritten offering of the Firm Securities as set forth under Section 3 below. Up to 4,403,057 of the Firm Securities (the "AFFILIATED LOANED SHARES") will be borrowed from certain lenders affiliated with the Company named in Schedule II hereto (the "AFFILIATED LENDERS"). The Firm Securities and the Optional Securities, which are to be borrowed by the Dealers, are herein collectively called the "OFFERED SECURITIES".

            In addition, the Dealers will borrow from time to time an additional 877,000 (or up to 1,009,000 if the Underwriters have exercised their option to cover over-allotments in connection with the underwritten offering) Ordinary Shares (the "ADDITIONAL SECURITIES"), which the Dealers will sell under the Registration Statement (as defined below) pursuant to the Registration Rights Agreement dated as of November 23, 2004, as amended by Amendment No. 1 to the Registration Rights Agreement dated as of December 17, 2004 among the Company, Uniserv and, with respect to certain provisions, the Dealers (the "REGISTRATION RIGHTS AGREEMENT"), in connection with the Collar Transactions. The Additional Securities will not be included in the offering of the Offered Securities to be underwritten by the Underwriters, and the Dealers will not sell any Additional Securities through the underwriting syndicate formed by the Underwriters to offer the Offered Securities.


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            Uniserv will enter into the Collar Transactions to finance the payment to certain of its shareholders of Uniserv in connection with the merger (the "MERGER") of Supply Solutions and Uniserv in accordance with the Plan of Merger in terms of sections 76 to 79 of the International Business Companies Act 1984 (Cap 291) of the British Virgin Islands (the "PLAN OF MERGER"), which was approved by the sole shareholder of Supply Solutions on November 22, 2004 and by the shareholders of Uniserv on December 15, 2004, and sets out certain terms and conditions for the cancellation of Uniserv shares held by certain Uniserv shareholders (the "RESOLUTIVE CONDITIONS"). As set forth in the Plan of Merger, the Resolutive Condition (as defined in the Plan of Merger) relates to, among other things, the consummation of the sale of the Firm Securities contemplated in this Agreement.

            Uniserv, the Company and the Dealers hereby agree with the Underwriters as follows:

            2. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, the several Underwriters and the Dealers that:

                        (i) The Company meets the requirements for use of Form
            S-3 under the Act and a registration statement (No. 333-120040) on Form S-3 relating to the Offered Securities and the Additional Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended. For purposes of this Agreement, "EFFECTIVE TIME" with respect to the such registration statement means, the date and time as of which such registration statement was declared effective by the Commission. "EFFECTIVE DATE" with respect to the initial registration statement means the date of the Effective Time thereof. The registration statement, as amended at its Effective Time, including all documents incorporated by reference therein, and deemed to be a part of the registration statement as of the Effective Time, is hereinafter referred to as the "REGISTRATION STATEMENT". A base prospectus, dated December 3, 2004, relating to the Offered Securities and Additional Securities, has been filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act ("BASE PROSPECTUS"). A preliminary prospectus supplement, dated December 3, 2004, containing the preliminary terms of the offering of the Offered Securities and the Additional Securities, has been filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act and used prior to the execution and delivery of this Agreement (the "PRELIMINARY PROSPECTUS SUPPLEMENT"). A final prospectus supplement containing the final terms of the offering of the Offered Securities and the Additional Securities has been prepared and will be filed with the Commission in the form first used to confirm sales of Offered Securities pursuant to and in accordance with Rule 424(b) under the Act (the "FINAL PROSPECTUS SUPPLEMENT"). The Base Prospectus as supplemented by the Final Prospectus Supplement is hereinafter referred to as the "PROSPECTUS," in each case including all documents incorporated by reference therein. No document has been or will be prepared or distributed by the Company in reliance on Rule 434 under the Act. The Registration Statement, at the Effective Time, meets the requirement set forth in Rule 415(a).

                        (ii) (A) On the Effective Date of the Registration
            Statement, and on the date of this Agreement, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements


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            therein not misleading, (B) at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus) not misleading and (C) on any Closing Date (as defined below) and on any date on which a Prospectus relating to the Additional Securities is required to be delivered or a sale of Additional Securities is settled (a "HEDGE PROSPECTUS DATE"), the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus) not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by the Dealers or any Underwriter through the Representatives, or the Affiliated Lenders or Uniserv, in each case specifically for use therein.

                        (iii) The Company has been duly incorporated and is an
            existing corporation in good standing under the laws of the British Virgin Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business as described in the Prospectus requires such qualification except where the failure to be in good standing or to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results or operations of the Company and its subsidiaries, taken as a whole ("MATERIAL ADVERSE EFFECT"),

                        (iv) Each Significant Subsidiary of the Company as
            defined in Regulation S-X, Rule 102 (each, a "SIGNIFICANT SUBSIDIARY," and together , the "SIGNIFICANT SUBSIDIARIES") of the Company are listed in Schedule IV hereto. Each Significant Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business as described in the Prospectus requires such qualification, except where the failure to be in good standing or to be qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as disclosed in the Prospectus and except (i) in cases where the outstanding shares have been pledged pursuant to credit agreements with unaffiliated third-party financial institutions that are either filed or incorporated by reference into the Registration Statement or are otherwise not material to the Company


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            or (ii) in countries where local law requires a nominee shareholder or local resident to be the shareholder of record.

                        (v) The Offered Securities, the Additional Securities
            and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus.

                        (vi) The authorized, issued and outstanding capital
            stock of the Company is as set forth in the Prospectus under the caption "Description of Capital Stock", as of the date set forth therein, and the outstanding capital stock of the Company is as set forth in the Final Prospectus Supplement under the caption "Selling Shareholders", as of the date set forth therein. All of the issued and outstanding shares of capital stock of the Company, including the Offered Securities and the Additional Securities, are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire from the Company or any Significant Subsidiary upon the issuance or sale thereof any Ordinary Shares, any other equity security of the Company or any Significant Subsidiary and any security convertible into, or exercisable or exchangeable for, any Ordinary Shares or other such security (any "RELEVANT SECURITY"), except for such rights as may have been fully satisfied or waived prior to the Effective Date.

                        (vii) Except as disclosed in the Prospectus, there are
            no contracts, agreements or understandings between the Company and any person that would in connection with the offering contemplated hereby give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

                        (viii) Except as disclosed in the Prospectus, there are
            no contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Act, the Exchange Act or the Regulations which have not been so described or incorporated by reference therein or filed.

                        (ix) There are no contracts, agreements or
            understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person in connection with the registration of the Offered Securities, except the Registration Rights Agreement and that certain Affiliated Share Lender Registration Rights Agreement, dated November 23, 2004, by and among the Company and the shareholders of the Company party thereto, and such as have been waived.

                        (x) The Offered Securities and Additional Securities are
            listed on the Nasdaq Stock Market's National Market.

                        (xi) The Company has not taken nor will it take, and, to
            the knowledge of the Company, none of its affiliates (within the meaning of Rule 144 under the Act) has


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            taken, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Offered Securities; provided that the Company makes no statement with respect to Uniserv or the Affiliated Lenders.

                        (xii) The Company has not prior to the date hereof made
            any offer or sale of any securities which could be "integrated" with the offer and sale of the Offered Securities pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, the Company has not sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulations D or S under the Act, other than Ordinary Shares issued upon the exercise of options, shares and other rights issued pursuant to employee share incentive plans or trusts, stock option plans or employee stock purchase plans that are disclosed in the Registration Statement, the Prospectus or the notes to the financial statements incorporated therein and other than Ordinary Shares issued or issuable in connection with acquisition transactions consummated prior to the Effective Date that are disclosed in the Registration Statement or the Prospectus.

                        (xiii) No consent, approval, authorization, or order of,
            or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the performance by the Company of its obligations under this Agreement in connection with the sale of the Offered Securities and the Additional Securities contemplated hereby, except (i) such as may be required under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction, (iii) such as relate to the review of the transactions by the NASD, (iv) such other consents, approvals, authorizations, orders or filings as have been obtained or made or
            (v) such consent, approval, authorization, or order or filing where the failure to obtain or make such consent, approval, authorization or order or filing would not have a material adverse effect on the ability of the Underwriters to sell the Offered Securities or the ability of the Dealers to sell the Additional Securities as contemplated hereby.

                        (xiv) Except as disclosed in the Prospectus, under
            current laws and regulations of the British Virgin Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities and the Additional Securities may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the British Virgin Islands and all such payments made to holders thereof who are non-residents of the British Virgin Islands will not be subject to income, withholding or other taxes under laws and regulations of the British Virgin Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the British Virgin Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the British Virgin Islands or any political subdivision or taxing authority thereof or therein.

                        (xv) The execution, delivery and performance of this
            Agreement and the performance by the Company of its obligations in connection with the transactions herein contemplated, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation



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            or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which the Company or any such Significant Subsidiary is bound or to which any of the properties of the Company or any such Significant Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Significant Subsidiary, except in the case of clauses (i) and (ii) for such breaches, violations or default as would not have a Material Adverse Effect.

                        (xvi) This Agreement has been duly authorized, executed
            and delivered by the Company.

                        (xvii) Except as disclosed in the Prospectus, the
            Company and its Significant Subsidiaries have good and marketable title to all material real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made thereof by them; and except as disclosed in the Prospectus, the Company and its Significant Subsidiaries hold any material leased real or personal property under valid and enforceable leases in each case, subject to such exceptions as, individually or in the aggregate, do not and are not reasonably likely to have a Material Adverse Effect.

                        (xviii) Except as disclosed in the Prospectus, the
            Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them as described in the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                        (xix) No labor dispute with the employees of the Company
            or any Significant Subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

                        (xx) Except as disclosed in the Prospectus, the Company
            and its Significant Subsidiaries own, possess or can acquire on commercially reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them as described in the Prospectus and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                        (xxi) Except as disclosed in the Prospectus, neither the
            Company nor any of its Significant Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the


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            protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), to its knowledge owns or operates any real property contaminated with any substance that is in violation of any environmental laws, to its knowledge is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, in each case which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

                        (xxii) Except as disclosed in the Prospectus, there are
            no pending actions, suits or proceedings to which the Company or any of its Significant Subsidiaries is a party, or of which any of their respective properties is subject that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                        (xxiii) Deloitte & Touche LLP, who have audited the
            financial statements and related financial statement schedule included or incorporated by reference in the Registration Statement and the Prospectus, are independent certified public accountants with respect to the Company as required by the Act and the Regulations.

                        (xxiv) The consolidated financial statements included or
            incorporated by reference in each Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except as disclosed in the Registration Statement and except that any financial statements for any interim periods may be subject to normal year-end adjustments.

                        (xxv) No pro forma or as adjusted financial statements
            are required to be included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Regulation S-X.

                        (xxvi) The statistical and market-related data included
            or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably believes to be reliable and accurate, and such data are not inconsistent with the sources from which they are derived.

                        (xxvii) Except as disclosed in the Prospectus, since the
            respective dates as of which information is disclosed in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.



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                        (xxviii) The Company is subject to the reporting
            requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

                        (xxix) No relationship, direct or indirect, exists
            between or among the Company or its Significant Subsidiaries, on the one hand, and the Affiliated Lenders and the directors, officers, shareholders, customers or suppliers of the Company or its Significant Subsidiaries, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement and the Prospectus which is not so described. To the Company's knowledge, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members which are required by the Act or the Regulations to be disclosed in the Registration Statement and the Prospectus which are not so disclosed.

                        (xxx) The Company and its Significant Subsidiaries
            maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accounting for assets; (iii) the access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                        (xxxi) The Company is not and, after giving effect to
            the offering and sale of the Offered Securities, will not be an "investment company" as defined in the Investment Company Act of 1940.

                        (xxxii) No "prohibited transaction" (as defined in
            section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE")), or "accumulated funding deficiency" (as defined in section 302 of ERISA) or any of the events set forth in section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which, individually or in the aggregate, would have a Material Adverse Effect; each employee benefit plan for which the Company would have any liability is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each plan for which the Company would have any liability that is intended to be qualified under section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.



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                        (xxxiii) Each of the Company and the Significant
            Subsidiaries has accurately prepared and timely filed or timely requested extensions to file all Federal, state, local, foreign and other tax returns that are required to be filed by it except for any filings the failure of which would not have a Material Adverse Effect and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of the Significant Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return) except where the failure to so pay would not have a Material Adverse Effect or any amounts the Company is contesting in good faith. No deficiency assessment with respect to a proposed adjustment of the Company's or any of the Significant Subsidiaries' Federal, state, local or foreign taxes is pending or, to the best of the Company's knowledge, threatened which would reasonably be expected to have a Material Adverse Effect. There is no material tax lien, whether imposed by any Federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any of the Significant Subsidiaries.

                        (xxxiv) There is and has been no failure on the part of
            the Company or, to the knowledge of the Company, any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY ACT"), that are currently in effect and require compliance on or before the date hereof including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

                        (xxxv) Neither the Company nor any of its Significant
            Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Significant Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

                        (xxxvi) Neither the Company nor any of its Significant
            Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, or other agent of the Company or any of its Significant Subsidiaries has (i) used any corporate funds of the Company or any of its Significant Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds in violation of the provisions of the Foreign Corrupt Practices Act of 1977 ("FCPA"). The Company, its Significant Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

               (b) Uniserv represents and warrants to, and agrees with, the several Underwriters, and the Dealers that:

                        (i) (A) on the Effective Date and on the date of this
            Agreement, the Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or


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            omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) at the time of filing of the Prospectus pursuant to Rule 424(b) (if such filing is required), the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on any Closing Date (as defined below) and on any Hedge Prospectus Date the Registration Statement and the Prospectus, will conform in all respects to the requirements of the Act and the Rules and Regulations thereunder and will not include any untrue statement of material fact and will not omit to state any material fact required to be stated herein or necessary to make the statements therein not misleading. The preceding sentence, including the statements contained in clause (B) above, applies only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by Uniserv specifically for use therein. Further, the statements set forth in the Prospectus under the captions "Selling Shareholders" and "Plan of Distribution," insofar as they purport to describe the provisions of the documents and arrangements referred to therein, are accurate in all material respects.

                  (ii) Uniserv has been duly incorporated and is an existing corporation in good standing under the laws of the British Virgin Islands, with power and authority (corporate and other) to own its assets and conduct its business as described in the Prospectus, except where the failure to be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of Uniserv.

                  (iii) As of the date of this Agreement and as of the First
            Closing Date, Uniserv has no subsidiaries.

                  (iv) Uniserv has good, valid and marketable title to all such
            Ordinary Shares with full right, power and authority to sell, assign and transfer all such Ordinary Shares.

                  (v) Except as disclosed in the Prospectus, there are no
            contracts, agreements or understandings between Uniserv and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

                  (vi) This Agreement and the Plan of Merger have been duly
            authorized, executed and delivered by or on behalf of Uniserv. Uniserv has full right, power and authority to perform its obligations hereunder and thereunder.

                  (vii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by Uniserv for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities and the Additional Securities contemplated hereby, except (i) such as may have been obtained under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters and the distribution of the Additional Securities by the Dealers, (iii) such as relate to the review of the transaction by the NASD, (iv) such other approvals as have been obtained or (v) such consent, approval, authorization or order where the failure to obtain such consent, approval, authorization or order would not have a material adverse effect on the ability of the Underwriters to sell the Offered Securities or the ability of the Dealers to sell the Additional Securities as contemplated hereby.

                  (viii) The execution, delivery and performance of this
            Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Uniserv or any of its assets, (ii) any agreement or instrument to which Uniserv is a party or by which Uniserv is bound or to which any of the assets of Uniserv is subject, or (iii) the constitution of Uniserv, except in the case of clauses (i) and (ii), for such breaches, violations or defaults as would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of Uniserv.

                  (ix) The execution, delivery and performance of the Plan of
            Merger and the consummation of the transactions set forth therein, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Uniserv or any of its assets, or (ii) any agreement or instrument to which Uniserv is a party or by which Uniserv is bound or to which any of the assets of Uniserv is subject, or (iii) the constitution of Uniserv, except in the case of clauses (i) and (ii) for such breaches, violations or defaults as would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of Uniserv.

                  (x) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court was required to be obtained or made by Uniserv for the consummation of the transactions contemplated by the Plan of Merger, except such as have been obtained under the laws, rules or regulations of the British Virgin Islands and South Africa (including receipt of a copy of the certificate of merger issued by the Registry of Corporate Affairs in the British Virgin Islands in connection with the Merger under the laws, rules or regulations of the British Virgin Islands).

                  (xi) Uniserv has not taken and will not take, directly or
            indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Firm Securities or Additional Securities, if any.

                  (xii) Uniserv does not know of any material event or
            occurrence with respect to itself, the Plan of Merger or the Collar Transactions required to be disclosed in the Registration Statement or the Prospectus that is not disclosed in the Registration Statement or the Prospectus, as applicable, and Uniserv's decision to enter into the Collar Transactions was not based on any material non-public information concerning the Company or its subsidiaries.

                  (xiii) The transactions contemplated by this Agreement, the
            Plan of Merger and the Collar Transactions materially comply and materially will comply with all laws, rules and regulations of all governmental agencies including the U.S. securities laws.

                  (xiv) Uniserv does not know of any legal or governmental
            proceeding pending relating to the Merger, the Collar Transactions, the Plan of Merger and the consummation of the transactions set forth therein to which Uniserv is a party or of which any property or assets of Uniserv is the subject which, singularly or in the aggregate, if determined adversely to Uniserv, would have a material adverse effect or would prevent or adversely affect the ability of Uniserv to perform its obligations under this Agreement; and to Uniserv's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (c) Each Underwriter represents and warrants to, and agrees with, the Company and Uniserv that:

                  (i) it has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the issue of the Ordinary Shares, will not offer or sell any Ordinary Shares to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                  (ii) it has complied and will comply with all applicable
            provisions of the Financial Services Act 1986 and all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Ordinary Shares in, from or otherwise involving the United Kingdom;

                  (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of the FSMA) received by it in connection with the issue or sale of the Ordinary Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

                  (iv) it will not offer or sell any Ordinary Shares directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

                  (v) it and each of its affiliates have not (i) offered or
            sold, and will not offer or sell, the Ordinary Shares by means of any document, to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any invitation, document or advertisement relating to the Ordinary Shares in Hong Kong (unless permitted to do so under the securities laws of Hong Kong) other than with respect to the Ordinary Shares intended to be disposed of outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent;

                  (vi) the Prospectus or any other offering material relating to the Ordinary Shares has not been and will not be registered as a prospectus with the Registrar of Companies and Businesses in Singapore, and the Ordinary Shares will be offered in Singapore pursuant to an exemption invoked under Section 106C and Section 106D of the Companies Act, Chapter 50 of Singapore, or the Singapore Companies Act. Accordingly, the Ordinary Shares may not be offered or sold, nor may the Prospectus or any other offering material relating to the Ordinary Shares be circulated or distributed, directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 106C of the Singapore Companies Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 106D of the Singapore Companies Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act;

                  (vii) it is aware of the fact that no German selling
            prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Ordinary Shares and that it will comply with the Securities Selling Prospectus Act of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular, each underwriter has undertaken not to engage in a public offering in the Federal Republic of Germany with respect to any Ordinary Shares otherwise than in accordance with the Securities Selling Prospectus Act and any other act replacing or supplementing the Securities Selling Prospectus Act and all other applicable laws and regulations;

                  (viii) the Ordinary Shares are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Ordinary Shares to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France the Prospectus or any other offering material relating to the Ordinary Shares, and that such offers, sales and distributions have been and will be made in the Republic of France only to (a) qualified investors (investisseurs qualifies) and/or (b) a restricted group of investors (cercle restreint d'investisseurs), all as defined in Article L.411-2 of the Monetary and Financial Code and decret no. 98-880 dated 1st October, 1998; and

                  (ix) the Ordinary Shares may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, among others, treasuries and finance companies of large enterprises, which trade or invest in securities in the course of a profession or trade. Individuals or legal entities who or which do not trade or invest in securities in the course of their profession or trade may not participate in the offering of the Ordinary Shares, and the Prospectus or any other offering material relating to the Ordinary Shares may not be considered an offer or the prospect of an offer to sell or exchange the Ordinary Shares.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Dealers agree to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Dealers, at a purchase price of $65.00 per share (which shall be the same price at which the Representatives offer the Offered Securities to the public), the respective numbers of Firm Securities set forth opposite the names of the Underwriters in Schedule I hereto.

      The Dealers will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an
account at a bank acceptable to the Representatives drawn to the order of [    ]
at the office of Davis Polk & Wardwell at 11:30 A.M., New York City time, on December 22, 2004, or at such other time not later than seven full business days thereafter as the Representatives and the Dealers determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

      In addition, upon written notice from the Representatives given to the Company, Uniserv and the Dealers from time to time not more than 30 days subsequent to the date of the Final Prospectus Supplement, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Dealers agree to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Dealers and Uniserv.

      Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Representatives but shall be not be earlier than three business days, and not be later than five full business days after written notice of election to purchase Optional Securities is given, provided, however, the Optional Closing Date and the First Closing Date may be the same date so long as such written notice is given no later than one full business day prior to the First Closing Date. The Dealers will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Dealers, at the office of Davis Polk & Wardwell.

      In connection with the purchase of Firm Securities, the Dealers will borrow, on the First Closing Date, and sell under the Registration Statement from time to time, Additional Securities consisting of 877,000 Ordinary Shares. If, and to the extent, the Underwriters exercise their option to purchase Optional Securities on any Closing Date, the Dealers will increase the number of Additional Securities by up to an additional 132,000 Ordinary Shares in approximately the same proportion as the purchase of Optional Securities on such Closing Date bears to the total number of Optional Securities available for purchase by the Underwriters.

      As compensation for the Underwriters' commitments hereunder, Uniserv shall, on each Closing Date, pay to the Representatives for the Underwriters' proportionate accounts the sum of (i) $2.925 per share times the total number of Offered Securities purchased by the Underwriters on each such Closing Date and
(ii) $0.4875 per share times the increase in the Additional Shares on each such Closing Date (or, if the First Closing Date, the number of Additional Shares on the First Closing Date). Such payment shall be made on each Closing Date; provided that the Underwriters, the Dealers and Uniserv agree that any such amounts may be reduced by the amount the Dealers are obligated to fund as loans under the Collar Transactions in relation to such Closing Date and the Dealers shall separately pay the Representatives such amounts on behalf of Uniserv.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities and the Dealers propose to offer the Additional Securities for sale to the public as set forth in the Prospectus.

      5. Certain Agreements of the Company and Uniserv. (a) The Company agrees with the several Underwriters, the Dealers and, with respect to the second sentence of Section 5(a)(i) and Sections 5(a)(iv), 5(a)(v), 5(a)(vi) and 5(a)(viii), Uniserv, that:

                  (i) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than as required by the rules and regulations of the Commission. The Company will advise the Representatives and Uniserv promptly of any such filing pursuant to Rule 424(b).

                  (ii) At any time prior to the later of the termination of the offering of the Offered Securities by the Underwriters and the period when a prospectus relating to the Offered Securities or the Additional Securities is required to be delivered under the Act, the Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, or the Prospectus and will not effect such amendment or supplementation without the Representatives' consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as practicable its lifting, if issued.

                  (iii) If, at any time prior to the later of the termination of the offering of the Offered Securities by the Underwriters and the period when a prospectus relating to the Offered Securities or the Additional Securities is required to be delivered under the Act in connection with sales by any Underwriter or Dealer any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at Uniserv's expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (iv) As soon as practicable, but not later than the
            Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (v) At Uniserv's expense, at any time prior to the latest of the termination of the offering of the Offered Securities by the Underwriters and the period when a prospectus related to the Offered Securities and the Additional Securities is required to be delivered under the Act, the Company will furnish to the Dealers, the Representatives and Uniserv copies of each Registration Statement (which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as the Prospectus relating to the Offered Securities or the Additional Securities is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives and Uniserv reasonably request. The Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following (i) the execution and delivery of this Agreement and, (ii) with respect to any amended or supplemented prospectus relating to the Additional Securities, the filing of such amended or supplemented prospectus with the Commission. All other such documents shall be so furnished as soon as available. Uniserv will pay the expenses of printing and distributing to the Underwriters and the Dealers all such documents.

                  (vi) The Company will cooperate with the Representatives and
            Uniserv and their respective counsel in arranging for the qualification of the Offered Securities and the Additional Securities for sale under (or obtain exemptions from the application of) the laws of such jurisdictions as the Representatives designate and continue such qualifications in effect so long as required for the distribution; provided, however, that (i) in no event shall the Company be required to maintain such qualification for more than one year from the Effective Date and (ii) the Company shall not be obligated to file any general consent to service of process in any jurisdiction or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect doing business in any jurisdiction in which it is not otherwise so subject.

                  (vii) For the period specified below (the "LOCK-UP PERIOD")
            the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of the Representatives, except (i) the issuance of any securities upon the exercise, conversion or exchange of options, warrants or convertible, exchangeable or other securities outstanding on the date hereof, (ii) the grant of options, warrants, restricted stock or other securities pursuant to the terms of any employee plan, benefit or compensation arrangement or employment agreement, (iii) the issuance of any security pursuant to the exercise, conversion or exchange of any option, warrant or other security issued pursuant to the terms of any employee plan, benefit or compensation arrangement or employment agreement, (iv) the issuance of any security pursuant to a dividend or dividend reinvestment plan or (v) the issuance of any security in connection with a bona fide merger, acquisition of businesses, technologies or products, strategic relationships, reorganization, recapitalization or change of control transaction or any similar bona fide transaction involving the Company or in connection with financing involving any of the foregoing (it being understood and agreed that to the extent any third party is involved in any of the foregoing, such third party shall be unaffiliated with the Company). The Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

                  (viii) The Company agrees to cause the chief financial officer and the general counsel of the Company to participate in weekly telephonic due diligence sessions with representatives of each of the Dealers and Uniserv and their respective counsel until the time the Registrations Rights Agreement is terminated.

               (b) Uniserv agrees with the several Underwriters, the Dealers and, with respect to Section 5(b)(i) and 5(b)(ii), the Company, that:

                  (i) Uniserv will pay all expenses incident to the performance of the obligations of Uniserv and the obligations of the Company, Underwriters and Dealers under this Agreement in accordance with the terms of the Registration Rights Agreement.

                  (ii) Uniserv will indemnify and hold harmless the
            Underwriters, the Dealers and the Company against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered Securities and the Additional Securities and on the execution and delivery of this Agreement. All payments to be made by Uniserv hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless Uniserv is compelled by law to deduct or withhold such taxes, duties or charges. In that event, Uniserv shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                  (iii) Uniserv agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Ordinary Shares of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives, other than, in each case, the Ordinary Shares underlying the Collar Transactions. The Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing.

                        Notwithstanding the foregoing, during the Lock-Up
                  Period, Uniserv shall not be prohibited from (i) offering for sale, selling, contracting to sell, pledging or otherwise disposing of, directly or indirectly, any Ordinary Shares of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, or entering into a transaction which would have the same effect, or entering into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, where, in each case, the transferee or acquirer of such interest is an affiliate of Uniserv, or (ii) entering into monetization transactions similar to that contemplated by the Collar Transactions with respect to Ordinary Shares of the Company to the extent such monetization transactions are for the purpose of funding expenses and dissenters rights related to the Merger.

                  (iv) Uniserv will advise the Underwriters, the Dealers and the
            Company promptly, and if requested by the Representatives, will confirm such advice in writing, so long as delivery of a prospectus relating to the Offered Securities or the Additional Securities is required under the Act, of any material change in, or material omission from, information in the Registration Statement or the Prospectus relating to Uniserv, the Merger or the Collar Transactions.

                  (v) Uniserv agrees that, so long as a prospectus relating to the Additional Securities is required to be delivered by the Dealers, on each date on which the Registration Statement or Prospectus is amended or supplemented (other than by the filing with the Commission of a document which is incorporated by reference therein) after the Closing Date and at least once during each of the Company's fiscal quarters ending January 31, 2005 and April 30, 2005 it will deliver, or cause to be delivered, to the Dealers, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof of Harney, Westwood & Riegels and Cravath, Swaine & Moore LLP. In connection with the transactions contemplated by this Agreement, the Collar Transactions and the Merger, Uniserv will comply with all applicable laws, rules and regulations of any governmental agency, including the U.S. securities laws.

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and Uniserv herein, to the accuracy of the statements of Company officers and Uniserv officers made pursuant to the provisions hereof, to the performance by the Company and Uniserv of their obligations hereunder and to the following additional conditions precedent:

            (a) The Representatives, the Dealers, the Company and Uniserv shall have received a "cold comfort" letter in customary form from Deloitte & Touche LLP, independent certified public accountants for the Company, dated, respectively, as of the date of this Agreement and as of each Closing Date, addressed to the Company, the Underwriters, the Dealers and Uniserv and in form and substance satisfactory to the Representatives and Underwriters' counsel.

            (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Uniserv, the Company or the Representatives, shall be contemplated by the Commission.

            (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities;
      (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities or the Additional Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Nasdaq National Stock Market, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (d) The Representatives and Dealers shall have received an opinion, dated such Closing Date, of Harney, Westwood and Riegels, British Virgin Islands counsel for the Company, in the form attached hereto as Exhibit A.

            (e) The Representatives and Dealers shall have received an opinion, dated such Closing Date, of Paul, Hastings, Janofsky & Walker LLP, U.S. counsel for the Company, in the form attached hereto as Exhibit B.

            (f) The Representatives and the Dealers shall have received an opinion from Harney, Westwood and Riegels, British Virgin Islands counsel for Uniserv, in the form attached hereto as Exhibit C.

            (g) The Representatives and Dealers shall have received an opinion, dated such Closing Date of Webber Wentzel Bowens, South African counsel for Uniserv, in the form attached hereto as Exhibit D.

            (h) The Representatives and Dealers shall have received an opinion, dated such Closing Date, of Cravath, Swaine & Moore LLP, U.S. counsel for Uniserv, in the form attached hereto as Exhibit E.

            (i) The Representatives and the Dealers shall have received from Walkers, Cliffe Decker and, Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may require, and Uniserv and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (j) The Representatives and the Dealers shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, shall state in their capacities such as officers and on behalf of the Company that, to the best of their knowledge: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted by the Commission; subsequent to the respective dates as of which information is given in, or incorporated into, the Registration Statement and the Prospectus, the Company and its subsidiaries (taken as a whole) have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding; and subsequent to the respective dates as of which information is given in, or incorporated into, the Registration Statement and the Prospectus, there has not been any material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus.

            (k) The Representatives and the Dealers shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of Uniserv in which such officers, shall state in their capacity as such officers and on behalf of Uniserv that, to the best of their knowledge: the representations and warranties of Uniserv in this Agreement are true and correct; and Uniserv has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

            (l) Uniserv and each of the counterparties shall have executed and delivered to each other, or succeeded to by operation of law, the final documentation relating to the Collar Transactions.

            (m) Uniserv shall have satisfied all the conditions precedent set forth in Article IV (other than Sections 4.01(f) and 4.01(h), which shall be deemed satisfied upon the closing of the offering of the Offered Securities) of the Credit Agreement for making the Initial Loans (as defined therein).

            (n) The Representatives shall have received from each person or entity listed on Schedule III hereto a lock-up agreement in substantially the form attached hereto as Exhibit F.

            (o) The Merger has been consummated in accordance with the laws of the British Virgin Islands (including receipt of a copy of the certificate of merger issued by the Registry of Corporate Affairs in the British Virgin Islands in connection with the Merger under the laws, rules or regulations of the British Virgin Islands).

            (p) The Registration Rights Agreement is in full force and effect.

            (q) Prior to the First Closing Date, each of the Affiliated Lenders shall have executed a Share Lending Agreement related to the Affiliated Loaned Shares and shall have deposited with the Underwriters (or their affiliates) such Affiliated Loaned Shares in a securities account in respect of which securities entitlements are available to the Dealers for sale to the Underwriters.

Uniserv and the Company, each severally and not jointly agree, to furnish the Representatives and Dealers with such conformed copies of such opinions, certificates, letters and documents as the Representatives and Dealers reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, each Dealer, their respective partners, members, directors, officers and their respective affiliates and each person, if any, who controls such Underwriter or Dealer within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Dealer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of any prospectus) not misleading, and will reimburse each Underwriter and each Dealer for any legal or other expenses reasonably incurred by such Underwriter or Dealer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Dealers or any Underwriter through the Representatives or by Uniserv or any Affiliated Lender specifically for use therein; provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter or Dealer from whom the person asserting such losses, claims, damages or liabilities purchased the Offered Securities concerned to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter or such Dealer under the Act in connection with such purchase and any such loss, claim, damage or liability results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities, a copy of the Prospectus (as amended or supplemented) in which such untrue statement or omission shall have been corrected, if the Company or Uniserv had previously furnished copies thereof to such Underwriter; provided, further, that, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Prospectus used to confirm sales of any Additional Securities only, the indemnity agreement in this subsection (a) shall not inure to the benefit of any Underwriter or Dealer from whom the person asserting such losses, claims, damages or liabilities purchased the Additional Securities concerned after such Underwriter received notification and confirmation of receipt thereof had taken effect, in each case in accordance with the provisions of the Notices Side Letter among the Company, Uniserv and the Representatives, dated December 17, 2004 (the "NOTICES SIDE LETTER"), of a suspension of sales of the Additional Securities pursuant to a Delay Period (as defined in the Registration Rights Agreement), to the extent that a prospectus relating to such Additional Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Additional Securities, a copy of the Prospectus (as amended or supplemented) in which such untrue statement or omission shall have been corrected (the "CORRECTED ADDITIONAL SECURITIES PROSPECTUS"), if such Underwriter had received written notice from the Company that the Prospectus (before such amendment or supplement) contained such untrue statement or omission and had received copies of the Corrected Additional Securities Prospectus from the Company or Uniserv, in each case in accordance with the provisions of the Notices Side Letter, prior to the time of agreement with such person of such sale (it being understood and agreed that this proviso shall not apply to any indemnity obligations with respect to any losses, claims, damages or liabilities related to any sales of the Offered Securities).

            (b) Uniserv will indemnify and hold harmless each Underwriter, each Dealer, their respective partners, members, directors, officers and their respective affiliates and each person, if any, who controls such Underwriter or Dealer within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Dealer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of any prospectus) not misleading, and will reimburse each Underwriter and each Dealer for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Uniserv will only be liable in any such case to the extent and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Uniserv or any Affiliated Lender specifically for use therein; provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased the Offered Securities concerned to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities, a copy of the Prospectus (as amended or supplemented) in which such untrue statement or omission shall have been corrected, if the Company or Uniserv had previously furnished copies thereof to such Underwriter; provided, further, that, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Prospectus used to confirm sales of any Additional Securities only, the indemnity agreement in this subsection (b) shall not inure to the benefit of any Underwriter or Dealer from whom the person asserting such losses, claims, damages or liabilities purchased the Additional Securities concerned after such Underwriter received notification and confirmation of receipt thereof had taken effect, in each case in accordance with the provisions of the Notices Side Letter, of a suspension of sales of the Additional Securities pursuant to a Delay Period (as defined in the Registration Rights Agreement), to the extent that a prospectus relating to such Additional Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Additional Securities, a copy of the Prospectus (as amended or supplemented) in which such untrue statement or omission shall have been corrected (the "CORRECTED ADDITIONAL SECURITIES PROSPECTUS"), if such Underwriter had received written notice from the Company that the Prospectus (before such amendment or supplement) contained such untrue statement or omission and had received copies of the Corrected Additional Securities Prospectus from the Company or Uniserv, in each case in accordance with the provisions of the Notices Side Letter, prior to the time of agreement with such person of such sale (it being understood and agreed that this proviso shall not apply to any indemnity obligations with respect to any losses, claims, damages or liabilities related to any sales of the Offered Securities).

            (c) Each Underwriter and each Dealer will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of
      Section 15 of the Act, and Uniserv, its directors and officers and each person, if any, who controls Uniserv within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Company or Uniserv may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of any prospectus) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and Uniserv in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

            (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
      (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

            (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Uniserv and the Underwriters, respectively, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Uniserv and the Underwriters, respectively, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, Uniserv and the Underwriters, respectively, shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) loaned by the Dealers to Uniserv bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Uniserv or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) The obligations of the Company and Uniserv under this Section shall be in addition to any liability which the Company and Uniserv may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Dealers for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Dealers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Dealers, the Company or Uniserv, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations; Certain Expenses. The respective indemnities, agreements, representations, warranties and other statements of Uniserv, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, Uniserv shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, Uniserv, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company (if the Company has defaulted) or Uniserv (if Uniserv has defaulted) will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters or the Dealers, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: IBD-Legal, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it c/o UTi, Services, Inc., 19500 Rancho Way, Suite 116, Dominguez, CA 90220,
Attention: Chief Executive Officer, or, if sent to Uniserv, will be mailed, delivered or telegraphed and confirmed to it at, United Service Technologies Limited, First Floor, Bank of Nova Scotia, Road Town, Tortola British Virgin Islands, Attention: Secretary; provided, however, any notices to an Underwriter or Dealer pursuant to Section 5(a)(iii) and 7 hereof shall be made in accordance with the provisions of the Notices Side Letter.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      Each of the Company and Uniserv hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Uniserv irrevocably appoints CT Corporation, 111 Eighth Avenue, New York, NY 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Uniserv by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon Uniserv in any such suit or proceeding. Uniserv further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

      The obligation of the Company or Uniserv in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and Uniserv agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or Uniserv an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

      If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among Uniserv, the Company, the several Dealers and the several Underwriters in accordance with its terms.

                                    Very truly yours,


                                    UNITED SERVICE TECHNOLOGIES LIMITED

                                          By  /s/  Edward Southey
                                            ------------------------------------
                                          Title  Director
                                               ---------------------------------

                                    UTI WORLDWIDE INC.

                                          By  /s/  Lawrence R. Samuels
                                            ------------------------------------
                                          Title  Chief Financial Officer
                                               ---------------------------------
                                                  and Secretary
                                               ---------------------------------

                                    CREDIT SUISSE FIRST BOSTON INTERNATIONAL

                                          By  /s/  Mark Skinner
                                            ------------------------------------
                                          Title  Vice President
                                               ---------------------------------

                                          By  /s/  Anne Harrington
                                            ------------------------------------
                                          Title  Vice President
                                               ---------------------------------

                                    BEAR STEARNS INTERNATIONAL LIMITED

                                          By  /s/  Kevin Robik
                                            ------------------------------------
                                          Title  Senior Managing Director
                                               ---------------------------------

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC
BEAR, STEARNS & CO. INC.

Acting on behalf of themselves and as the Representatives of the several
Underwriters.

By  CREDIT SUISSE FIRST BOSTON LLC


      By   /s/  Adam Inselbuch
         -----------------------------------------
      Title:  Managing Director
            -----------------------------------------

By  BEAR, STEARNS & CO. INC.


      By   /s/  Stephen Parish
         -----------------------------------------
      Title:  Senior Managing Director
            -----------------------------------------

                                                                      SCHEDULE I

                                                  NUMBER OF FIRM
                                                 SECURITIES TO BE
                 UNDERWRITERS                        PURCHASED
                 ------------                        ---------
Credit Suisse First Boston LLC..............        2,871,500
Bear, Stearns & Co. Inc.....................        2,871,500
                                        Total       5,743,000

                                                                     SCHEDULE II

                                                  NUMBER OF ORDINARY
                                                   SHARES LOANED AS
                                                   PART OF THE FIRM
              AFFILIATED LENDERS                      SECURITIES
              ------------------                      ----------
Union-Transport Holdings Inc................          1,813,225
PTR Holdings Inc............................          1,271,276
Mr. Matthys J. Wessels (or an entity wholly             728,214
owned by him)...............................
Mr. Alan C. Draper..........................            570,342
                                        Total         4,383,057

                                                                    SCHEDULE III

               PERSONS OR ENTITIES TO EXECUTE A LOCK-UP AGREEMENT

Linda C. Bennett
Alan C. Draper
John S. Hextall
C. John Langley, Jr.
Leon J. Level
Roger I. MacFarlane
Gene Ochi
Michael K. O'Toole
PTR Holdings, Inc
Allan M. Rosenzweig
Lawrence R. Samuels
J. Simon Stubbings
Union Transport Holdings Inc
Matthys J. Wessels
Wagontrails Investments N.V.

                                                                     SCHEDULE IV

                        LIST OF SIGNIFICANT SUBSIDIARIES

UTi International Inc
Goddard Company Limited
UTi (NA) Holdings NV
UTi(Netherlands) Holdings BV
UTi (US) Holdings Inc
UTi United States, Inc
UTi Asia Pacific Ltd
UTi (HK) Limited
Pyramid Freight (Pty) Ltd
UTi South Africa (Pty) Limited
Standard Corporation